Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-
K





      Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated September 7, 1995 on the statement of assets and liabilities in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A Number 33-54445)and the related Prospectus of Federated Institutional Short-Term Government Fund (a Portfolio of Federated Institutional Trust).



                                     By:  /s/ERNST & YOUNG LLP
September 21, 1995